                                                                     Exhibit 3.2

                                    BYLAWS
                                      OF
                            SAF T LOK INCORPORATED


                      Article I. Meeting of Shareholders
                      ----------------------------------

     Section 1.     Annual Meeting.  The annual meeting of the shareholders of
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this Corporation shall be held in June at the time and place designated by the board of directors of the Corporation or at such other time as may be set by the board of directors. The annual meeting of shareholders for any year shall be held no later than 13 months after the last preceding annual meeting of shareholders. Business transacted at the annual meeting shall include the election of directors of the Corporation.

     Section 2.     Special Meetings.  Special meetings of the shareholders
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shall be held when directed by the board of directors, or when holders of not less than 10 percent of all the shares entitled to vote at the meeting deliver to the Corporation's secretary one or more written demands to concur the meeting describing the purpose or purposes for which it will be held. Only business within the purpose or purposes described in the special meeting notice may be conducted at a special meeting.

     Section 3.     Place.  Meetings of shareholders may be held within or
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without the State of Florida.

     Section 4.     Notice.  Written notice stating the date, time and place of
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the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the meeting, either personally by telegraph, teletype, or other form of electronic communication, or by first class mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. The provisions of Florida Statutes Section 607.0706 as to waiver of notice are applicable.

     Notwithstanding the foregoing, no notice of a shareholders meeting need be given to a shareholder if: (i) an annual report and proxy statements for two consecutive annual meetings of shareholders or (ii) all, and at least two checks in payment of dividends or interest on securities during a 12-month period have been sent by first-class United States mail, addressed to the shareholder at his address as it appears on the share transfer books of the Corporation, and returned undeliverable. The obligation of the Corporation to give notice of a shareholders' meeting to any such shareholder shall be reinstated once the corporation has received a new address for such shareholder for entry on its share transfer books.

     Section 5.     Notice of Adjourned Meetings.  When a meeting is adjourned
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to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the new date, time and place are announced at the meeting before an adjournment is taken, and any business may be transacted at the adjourned meeting that might have been transacted on the original date of the meeting. If, however, after the adjournment the board of directors fixes a new record date for the adjourned meeting, a notice of adjourned meeting, shall be given as provided in this section to each shareholder of record on the new record date entitled to vote at such meeting.

     Section 6.     Record Date.  For the purpose of determining shareholders
     ----------     -----------
entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the board of directors may fix in advance a date as the record date for the determination of shareholders, such date in any case to be not more than 70 days before the meeting or action requiring a determination of shareholders but in no event may a record date fixed by the board of directors be a date preceding the date upon which the resolution fixing the record date was adopted.

     The record date for determining shareholders entitled to demand a special meeting is 40 days before the Corporation first receives a demand to convene a special meeting.

     If no prior action is required by the board of directors, the record date for determining shareholders entitled to take action without a meeting is 40 days before the date the first signed written consent is delivered to the Corporation under Florida Statutes Section 607.0704. If not otherwise fixed, and prior action is required by the board of directors, the record date for determining shareholders entitled to take action without a meeting is at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

     If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, then the record date for determining shareholders entitled to notice of and to vote at an annual or special shareholders' meeting is 40 days before the first notice is delivered to shareholders.

     A determination of shareholders entitled to notice of or to vote at a shareholders meeting shall be effective for any adjournment of the meeting unless the board of directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

     Section 7.     Shareholder Quorum and Voting.  Except as provided by law, a
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majority of the outstanding shares of each class or series of voting stock then entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders but in no event shall a quorum consist of less than 1/3 of the shares of each class or series of voting stock then entitled to vote. When a specified item of business is required to be voted on by a class or series of stock, a majority of the outstanding shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series.

     If a quorum is present, the affirmative vote of the majority of those shares represented at the meeting in person or by proxy of each class or series of voting stock and entitled to vote on the subject matter shall be the act of the shareholders unless otherwise provided by law.

     After a quorum has been established at a shareholders' meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shareholders entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

     Section 8.     Voting of Shares.  Each shareholder of record shall be
     ----------     ----------------
entitled to one vote for each share of voting stock standing in his name on each matter submitted to a vote at a meeting of shareholders.

     Shares of stock of this Corporation owned by another corporation, the majority of the voting stock of which is owned or controlled by this Corporation, shall not be voted, directly or indirectly, at any meeting. Provided however that nothing contained herein shall limit the power of a corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.

     A shareholder may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact.

     At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected at that time and for whose election he has a right to vote.

     Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent, or proxy designated by the bylaws of the corporate shareholder; or, in the absence of any applicable bylaw, by such person as the board of directors of the corporate shareholder may designate. Proof of such designation may be made by presentation of a certified copy of the bylaws or other instrument of the corporate shareholder. In the absence of any such designation, or in case of conflicting designation by the corporate shareholder, the chairman of the board, president, any vice president, secretary and treasurer of the corporate shareholder shall be presumed to possess, in that order, authority to vote such shares.

     Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name or the name of his nominee.

     Shares held by or under the control of a receiver or a trustee in a bankruptcy proceeding or any assignee for the benefit of creditors may be voted by him without the transfer thereof into his name.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his nominee shall be entitled to vote the shares so transferred.

     Redeemable shares are not entitled to vote on any matter, and shall not be deemed to be outstanding, after notice of redemption is mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank, trust company, or other financial institution upon an irrevocable obligation to pay the holders the redemption price upon surrender of the shares.

     If a share or shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the secretary of the Corporation is given notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, then acts with respect to voting have the following effect: (i) if only one votes, in person or by proxy, his act binds all; (ii) if more than one vote, in person or by proxy, the act of the majority so voting binds all; (iii) if more than one vote, in person or by proxy, but the vote is evenly split on any particular matter, each faction is entitled to vote the share or shares in question proportionally; (iv) if the instrument or order so filed shows that any such tenancy is held in unequal interest, a majority or a vote evenly split for purposes of this subsection shall be a majority or a vote evenly split in interest; (v) trustees or other fiduciaries holding shares registered in the name of a nominee may cause such shares to be voted by such nominee as the trustee or other fiduciary may direct. Such nominee may vote shares as directed by a trustee or other fiduciary without the necessity of transferring the shares to the name of the trustee or other fiduciary.

     Section 9.     Proxies.  Every shareholder entitled to vote at a meeting of
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shareholders or to express consent or dissent without a meeting of shareholders or a shareholders' duly authorized attorney-in-fact may authorize another person or persons to act for him by proxy by signing an appointment form either personally or by his attorney in-fact. An executed telegram or cablegram appearing to have been transmitted by such person, or a photographic, photostatic, or equivalent reproduction of an appointment form is a sufficient appointment form.

     An appointment of proxy is effective when received by the secretary or other officer or agent authorized to tabulate votes. An appointment is valid for up to 11 months unless a longer period is expressly provided in the appointment form.

     The death or incapacity of the shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy's authority unless notice of the death or incapacity is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

     If a proxy for the same shares confers authority upon two or more persons and does not otherwise provide, a majority of them present at the meeting, or if only one is present then that one, may exercise all the powers conferred by the proxy; but if the proxy holders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of such shares shall be prorated.

     If a proxy expressly provides, any proxy holder may appoint in writing a substitute to act in his place.

     Section 10.    Action by Shareholders without a Meeting.  Any action
     -----------    ----------------------------------------
required by law, these bylaws, or the articles of incorporation of this Corporation to be taken at any annual or special meeting of shareholders of the Corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. If any class of shares is entitled to vote thereon as a class, such written consent shall be required of the holders of a majority of the shares of each class of shares entitled to vote as a class thereon and of the total shares entitled to vote thereon. In order to be effective, the action must be evidenced by one or more written consents describing the action taken, dated and signed by approving shareholders having the requisite number of votes of each voting group entitled to vote thereon, and delivered to the Corporation. No written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date of the earliest dated consent delivered in the manner required by this section, written consent signed by the number of holders required to take action is delivered to the Corporation. Any written consent may be revoked prior to the date that the Corporation receives the required number of consents to authorize the proposed action. No revocation shall be effective unless in writing and until received by the Corporation.

     Within 10 days after obtaining such authorization by written consent, notice shall be given to those shareholders who have not consented in writing. The notice shall fairly summarize the material features of the authorized action, and, if the action be a merger, consolidation or sale or exchange of assets for which dissenters' rights are provided under the Florida Business Corporation Act (the "Act"), the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions of the Act regarding the rights of dissenting shareholders.

     A consent signed under this section shall have the effect of a meeting vote and may be described as such in any document.

     The written consents of the shareholders consenting thereto or the written reports of inspectors appointed to tabulate such consents shall be filed with the minutes of proceedings of shareholders.

                            Article II.  Directors
                            ----------------------

     Section 1.     Function.  All corporate powers shall be exercised by or
     ----------     --------
under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the board of directors.

     Section 2.     Qualification.  Directors must be natural persons who are 18
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years of age or older but need not be residents of this state or shareholders of this Corporation.

     Section 3.     Compensation.  The board of directors shall have authority
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to fix the compensation of directors.

     Section 4.     Duties of Directors.  A director shall perform his duties as
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a director, including his duties as a member of any committee of the board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

     In discharging his duties, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by:

          (a) one or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented,

          (b) counsel, public accountants or other persons as to matters which the director reasonably believes to be within such person's professional or expert competence, or

          (c) a committee of the board upon which he does not serve, duly designated in accordance with a provision of the articles of incorporation or the bylaws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

     A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance described above to be unwarranted.

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

                                                              BYLAWS EXHIBIT 3.2


     A person who performs his duties in compliance with this section shall have no liability by reason of being or having been a director of the Corporation.

     Section 5.     Presumption of Assent.  A director of the Corporation who is
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present at a meeting of its board of directors or a committee at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he objects at the beginning of the meeting (or promptly upon his arrival) to such meeting or transacting specific business thereat or he votes against such action or abstains from the action taken.

     Section 6.     Number.  This Corporation shall have seven directors.
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     Section 7.     Election and term.  The directors of this Corporation shall
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serve one, two, or three-year terms as provided in the Articles of
Incorporation, as amended. All directors appointed by the board of directors to fill vacancies shall hold office until the expiration of the term for the particular class and until such person's successor shall have been elected and qualified or until such person's earlier resignations, removal from office or death. Each director elected to the board of directors by a vote or consent of the shareholders shall hold office for the term for which such person is elected and until such person's successor shall have been elected and qualified or until such person's earlier resignation, removal from office or death.

     Section 8.     Vacancies.  Any vacancies occurring in the board of
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directors may be filled by the affirmative vote of a majority of the remaining directors even if less than a quorum of the board of directors. A director elected to fill vacancy shall be appointed as a Class A, Class B or Class C director and hold office until expiration of the term for that particular class.

     Section 9.     Removal of Directors.  Directors may be removed by the
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shareholders as provided in the Articles of Incorporation, as amended.

     Section 10.    Quorum and Voting.  A majority of the number of directors
     -----------    -----------------
shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

     Section 11.    Director Conflicts of Interest.  No contract or other
     -----------    ------------------------------
transaction between this Corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of the directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the board of directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose, if:

          (a) The fact of such relationship or interest is disclosed or known to the board of directors or committee which authorizes, approves or ratifies the contract or

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

transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

          (b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

          (c) The contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the board, a committee or the shareholders.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

     Section 12.    Place of Meeting.  Regular and special meetings by the board
     -----------    ----------------
of directors may be held within or without the State of Florida.

     Section 13.    Time, Notice and Call of Meetings.  Regular meetings of the
     -----------    ---------------------------------
board of directors shall be held without notice immediately following the annual shareholders' meeting. Written notice of the time and place of special meetings of the board of directors shall be given to each director by either personal delivery, first class mail, facsimile transmission, or telegram at least one day before the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the director at his address as it appears on the books of the Corporation, with postage thereon prepaid.

     Notice of a meeting of the board of directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all obligations to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

     Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the board of directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

     Meetings of the board of directors may be called by the president of the Corporation or by any director.

     Members of the board of directors may participate in a meeting of such Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

     Section 14.    Action Without a Meeting.  Any action required to be taken
     -----------    ------------------------
at a meeting of the directors of the Corporation, or any action which may be taken at a meeting of the directors, may be taken without a meeting if a consent in writing, setting forth the action to be taken, signed by all of the directors, is filed in the minutes of the proceedings of the Board. Action taken by written consent shall be effective when the last director signs the consent unless an effective date is specified in the consent. Such consent shall have the same effect as a unanimous meeting vote.

     Section 15.    Committees.  The board of directors by resolution adopted by
     -----------    ----------
a majority of the full board of directors may designate from among its members such committees it deems prudent, such as, but not limited to, an executive committee, audit committee, compensation committee, finance committee and a litigation committee. Each committee shall be comprised of two or more members who will serve at the pleasure of the board of directors.

     Section 16.    Resignation.  A director may resign at any time by
     -----------    -----------
delivering notice to the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.

                            Article III.  Officers
                            ----------------------

     Section 1.     Officers.  The officers of this Corporation shall consist of
     ----------     --------
a president, one or more vice presidents including a vice president of finance, secretary and treasurer, and such other officers, as may be designated by the board of directors, each of whom shall be elected by the board of directors from time to time. Any two or more offices may be held by the same person. The failure to elect any of the above officers shall not affect the existence of this Corporation.

     Section 2.     Duties.  The officers of this Corporation shall have the
     ----------     ------
following duties and such other duties as delegated by the president:

     The president shall be the chief execute officer of the Corporation, shall have general and active management of the business and affairs of the corporation subject to the directors of the board of directors, and shall preside at all meetings of the shareholders and board of directors.

     The vice president of finance shall be the legal custodian of all monies, notes, securities and other valuables which may from time to time come to the possession of the Corporation. He shall immediately deposit all funds of the Corporation coming into his hands in some reliable bank or other depository to be designated by the board of directors and shall keep this bank account in the name of the Corporation. The vice president of finance shall be responsible for complying with all SEC accounting requirements and shall furnish at the meetings of the board of directors, or whenever requested, a statement of the financial condition of the Corporation and perform such other duties as the Bylaws provide or the board of directors may prescribe.

     The secretary of the Corporation shall be responsible for the preparation of the minutes of the directors and shareholders meetings and for the authentication of the records of the Corporation. The secretary shall have custody of and maintain all of the corporation records except the financial records and shall perform such other duties as may be prescribed by the board of directors.

     The treasurer shall be the chief accounting officer. He shall keep correct and complete records of account, showing accurately at all times the financial condition of the Corporation. Subject to the review and direction of the board of directors, the treasurer shall make all decisions as to accounting principals.

     Section 3.     Removal of Officers.  Any officer may be removed by the
     ----------     -------------------
board of directors at any time with or without cause.

     Any vacancy occurring in any office may be filled by the affirmative vote of a majority of the board of directors.

     Removal of any officer shall be without prejudice to the contract rights, if any, of the person so removed; however, election or appointment of an officer or agent shall not of itself create contract rights.

     Section 4.     Resignation of Officers.  An officer may resign at any time
     ----------     -----------------------
by delivering notice to the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the board of directors may fill the pending vacancy before the effective date if the board of directors provides that the successor does not take office until the effective date. An officer's resignation shall not affect the Corporation's contract rights, if any, with the officer.

                        Article IV.  Stock Certificates
                        -------------------------------

     Section 1.  Issuance.  Every holder of shares in this Corporation shall be
     --------------------
entitled to have a certificate, representing all shares to which he is entitled. No certificate shall be issued for any share until such share is fully paid.

     Section 2.     Form.  Certificates representing shares in this Corporation
     ----------     ----
shall be signed either manually or in facsimile by the president or vice president and the secretary or an assistant secretary and may be sealed with the seal of this Corporation or a facsimile thereof. In case any officer who signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issuance.

     Every certificate representing shares issued by this Corporation shall set forth or fairly summarize upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge a full statement of, the designations, preferences, limitations and relative rights of the shares of each class or series authorized to be issued, and the variations in the relative rights and preferences between the shares of each series so far as the same have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

     Every certificate representing shares which are restricted as to the sale, disposition, or other transfer of such shares shall state that such shares are restricted as to transfer and shall set forth or fairly summarize upon the certificate.

     Each certificate representing shares shall state upon its face: the name of the Corporation; that the Corporation is organized under the laws of this state; the name of the person or persons to whom issued; the number and class of shares, and the designation of the series, if any, which such certificate represents.

     Section 3.     Transfer of Stock.  The Corporation shall register a stock
     ----------     -----------------
certificate presented to it for transfer if the certificate is properly endorsed by the holder of record or by his duly authorized attorney, and the signature of such person has been guaranteed by a commercial bank or trust company or by a member of the New York or American Stock Exchange.

     Section 4.     Lost, Stolen or Destroyed Certificates.  The Corporation
     ----------     --------------------------------------
shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate (a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (b) requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (c) gives bond in such form as the Corporation may direct, to indemnify the Corporation, the transfer agent, and registrar against any claim that may be made on account of the alleged loss, destruction, or theft of a certificate; and (d) satisfies any other reasonable requirements imposed by the Corporation.

                         Article V.  Corporate Records
                         -----------------------------

     Section 1.     Corporate Records.  This Corporation shall keep correct and
     ----------     -----------------
complete records and accurate books of account and shall keep as permanent records minutes of all meetings and actions taken without a meeting of its shareholders, board of directors and any committee of the board of directors.

     This Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders, and the number, class and series, if any, of the shares held by each.

     The Corporation shall keep a copy of the following records: (i) its articles or restated articles of incorporation and all amendments to them currently in effect; (ii) its bylaws or restated bylaws and all amendments to them currently in effect; (iii) resolutions adopted by its board of directors creating one or more classes or series of shares and fixing their relative rights, preferences and limitations, if shares issued pursuant to those resolutions are outstanding; (iv) the minutes of all shareholders' and board of directors' meetings and records of all action taken by shareholders and board of directors without a meeting for the past three years; (v) written communications to all shareholders generally or all shareholders of a class or series within the past three years including the financial statements furnished for the past three years; (vi) a list of the names and business street addresses of its current directors and officers; and (vii) its most recent annual report delivered to the Department of State.

     Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

     Section 2.     Shareholders' Inspection Rights.  A shareholder of the
     ----------     -------------------------------
Corporation, his agent or attorney is entitled to inspect and copy, during regular business hours at the Corporation's principal office, the Corporation's articles or restated articles of incorporation and all amendments, the bylaws or restated bylaws and all amendments, resolutions adopted by the board of directors creating one or more classes or series of shares and fixing their relative rights, preferences, and limitations if shares issued pursuant to those resolutions are outstanding, the minutes of the shareholders meetings and records of all actions taken by shareholders without a meeting for the past three years, written communications to all shareholders generally or all shareholders of a class or series within the past three years, including the financial statements furnished for the past three years as required by law, a list of the names and business street address of the Corporation's current directors and officers and the Corporation's most recent annual report delivered to the Department of State, if prior to his inspection he has given the Corporation written notice of his demand at least five business days before the date on which he wishes to inspect and copy. A shareholder of the Corporation is entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, excerpts from minutes of any meeting of the board of directors, records of any action of a committee of

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the board of directors while acting in place of the board of directors on behalf of the Corporation, minutes of any meetings of the shareholders, and records of action taken by the shareholders or board of directors without a meeting, accounting records of the Corporation, the records of shareholders, and any other books and records if his demand is made in good faith and for a proper purpose, he describes with reasonable particularity his purpose and the records he desires to inspect, the records are directly connected with his purpose and he gives the Corporation written notice of his demand at least five business days before the date on which he wishes to inspect and copy.

     Section 3.     Financial Information.  Unless modified by resolution of the
     ----------     ---------------------
shareholders, the Corporation shall prepare and mail to its shareholders within 120 days after the close of each fiscal year or within such additional time thereafter as is reasonably necessary to enable the Corporation to prepare its financial statements, annual financial statements that include a balance sheet as of the end of the fiscal year, an income statement for that year, a statement of cash flow for that year and if such financial statements are reported upon by a public accountant, his report.

                  Article VI.  Distributions to Shareholders
                  ------------------------------------------

     The board of directors of this Corporation may, from time to time, authorize and the Corporation may make distributions on its shares in cash, property or its own shares, except when the Corporation (i) would not be able to pay its debts as they become due in the usual course of business or (ii) the Corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation provide otherwise) the amount that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution or when the declaration or payment thereof would be contrary to any restrictions contained in the articles of incorporation.

     The board of directors may base a determination that a distribution is not prohibited under (i) or (ii) above either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation or other method that is reasonable in the circumstances. In the case of any distribution based upon such a valuation, each such distribution shall be identified as a distribution based upon a current valuation of assets, and the amount per share paid on the basis of such valuation shall be disclosed to the shareholders concurrent with their receipt of the distribution.

                         Article VII.  Corporate Seal
                         ----------------------------

          The board of directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the following:

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                                                              BYLAWS EXHIBIT 3.2


                           Article VIII.  Amendment
                           ------------------------

     These bylaws may be repealed or amended, and new bylaws may be adopted, by the board of directors.


Amended and Restated Bylaws Adopted April 12, 1993
As Amended June 2, 1993
As Amended May 18, 1995
As Amended April 21, 1998
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